                                                                     Exhibit 4.2



                               SECOND AMENDMENT TO
            REVOLVING CREDIT AND LETTER OF CREDIT ISSUANCE AGREEMENT

         This SECOND AMENDMENT TO REVOLVING CREDIT AND LETTER OF CREDIT ISSUANCE AGREEMENT is made as of this 10th day of May, 2000 (this "SECOND AMENDMENT"), and entered into by and among RTI INTERNATIONAL METALS, INC., a corporation organized and existing under the laws of the State of Ohio (the "BORROWER"), the financial institutions party thereto as lenders (collectively referred to herein as the "LENDERS"), MELLON BANK, N.A. and BANK ONE, NATIONAL ASSOCIATION, as co-agents ("CO-AGENTS"), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the "AGENT") and amends that certain Revolving Credit and Letter of Credit Issuance Agreement dated as of September 30, 1998 (the "ORIGINAL CREDIT AGREEMENT"), by and among the Borrower, the Lenders, the Co-Agents and the Agent, as amended by that certain First Amendment to Revolving Credit and Letter of Credit Issuance Agreement dated as of May 28, 1999, by and among the Borrower, the Lenders, the Co-Agents and the Agent (the Original Credit Agreement, as so amended by such First Amendment to Revolving and Credit Letter of Credit Issuance Agreement, is hereinafter referred to as the "EXISTING CREDIT AGREEMENT").


                                   WITNESSETH

         WHEREAS, the Borrower has notified the Lenders, the Co-Agents and the Agent that the Borrower desires (i) to terminate the Short-Term Revolving Credit Commitment on and as of the Second Amendment Effective Date and (ii) to reduce the Long-Term Revolving Credit Commitment by $25,000,000 on and as of the Second Amendment Effective Date;

         WHEREAS, the Borrower has requested that the Lenders, the Co-Agents and the Agent agree to certain additional modifications to the Existing Credit Agreement, all as more particularly set forth herein; and

         WHEREAS, the Lenders (or the Required Lenders if applicable), the Co-Agents and the Agent have agreed to make such amendments and modifications upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         SECTION 1.01 AMENDMENTS TO SECTION 1.01 OF THE EXISTING CREDIT
AGREEMENT.

         (a) The following defined terms and the definitions therefor are hereby added to Section 1.01 of the Existing Credit Agreement and inserted in correct alphabetical order:

                  June 2000 Delivery Date shall mean the date on which the quarterly financial statements described in Section 6.02(i) for the Fiscal Quarter ending June 30, 2000, are delivered to the Agent.

                  Second Amendment shall mean the Second Amendment to Credit Agreement dated as of May 10, 2000, by and among the Borrower the Lenders, the Co-Agents and the Agent.

                  Second Amendment Effective Date shall mean May 31, 2000.

         (b) The definition for the following defined term contained in the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                  Revolving Credit Commitment shall mean, as to any Lender at any time, the aggregate amount initially set forth opposite its name on Schedule l.0l(a), and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, as the same may be reduced pursuant to Sections 2.04 or 2. l0(a) hereof, and Revolving Credit Commitments shall mean the aggregate Long-Term Revolving Credit Commitments and Short-Term Revolving Credit Commitments of all of the Lenders.

                  Short-Term Expiration Date means the Second Amendment Effective Date.

         SECTION 1.02 ADJUSTMENT OF COMMITMENT FEES. Section 2.03(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Section 2.03(c) Applicable Commitment Fee. For purposes of this Agreement, the term "LONG-TERM APPLICABLE COMMITMENT FEE" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to Consolidated EBITDA Ratio, as at the end of the preceding fiscal quarter, falls:


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

                                                                 Long-Term
                  Consolidated Total Indebtedness                Applicable
                  to Consolidated EBITDA Ratio                 Commitment Fee
                  ----------------------------                 --------------

                  Less than or equal to 1.5 to 1.0                   .25%

                  Greater than 1.5 to 1.0 but less
                  than or equal to 2.0 to 1.0                        .30%

                  Greater than 2.0 to 1.0 but less                  .375%
                  than or equal to 2.5 to 1.0

                  Greater than 2.5 to 1.0                            .50%

         All such adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered to the Lenders pursuant to items (i) and (iii) of
         Section 6.02. The foregoing notwithstanding, (i) the Long-Term Applicable Commitment Fee from the Closing Date to and including the September 1998 Delivery Date shall be .20%, (ii) the Short-Term Applicable Commitment Fee from the Closing Date to and including the September 1998 Delivery Date shall be .10%, (iii) the Short-Term Applicable Commitment Fee from the First Amendment Effective Date to and including the June 1999 Delivery Date shall be .20%, and (iv) the Long-Term Applicable Commitment Fee from the Second Amendment Effective Date to and including the June 2000 Delivery Date shall be .30%. All Commitment Fees shall be payable (i) quarterly in arrears beginning December 31, 1998, and continuing on the last Business Day of each Fiscal Quarter occurring during the term of the Long-Term Revolving Credit Commitment or the Short-Term Revolving Credit Commitment, as appropriate, (ii) upon the relevant Expiration Date and (ii) upon acceleration of the Notes.

         SECTION 1.03 ADJUSTMENT OF APPLICABLE EURO-RATE MARGIN. Section 2.08(b)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Section 2,08(b)(ii) Euro-Rate Option. Interest under this Interest Rate Option shall accrue, for each Euro-Rate Portion of the Revolving Credit Loans outstanding, for any Euro-Rate Interest Period selected, at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin as determined below. The rate of interest established pursuant to the preceding sentence of this Section 2.08(b)(ii) for each Euro-Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.08(c).

         For purposes of this Agreement, the term "APPLICABLE EURO-RATE MARGIN" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to Consolidated EBITDA Ratio as at the end of the preceding Fiscal Quarter falls:





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

                  Consolidated Total Indebtedness           Applicable Euro-Rate
                  to Consolidated EBITDA Ratio                    Margin
                  ----------------------------                    ------

                  Less than or equal to 1.5 to 1.0                   .75%

                  Greater than 1.5 to 1.0 but less
                  than or equal to 2.0 to 1.0                       1.00%

                  Greater than 2.0 to 1.0 but less
                  than or equal to 2.5 to 1.0                       1.50%

                  Greater than 2.5 to 1.0                           2.00%

         All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding, the Applicable Euro-Rate Margin from the Closing Date to and including the September 1998 Delivery Date shall be .50, and (iv) the Applicable Euro-Rate Margin from the Second Amendment Effective Date to and including the June 2000 Delivery Date shall be 1.00%.

         SECTION 1.04 MODIFICATION OF LEVERAGE RATIO. Section 7.12(iii) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

         Section 7.12(iii) Leverage Ratio. As of the last day of each Fiscal Quarter, the Borrower shall not permit its Consolidated Total Indebtedness to Consolidated EBITDA Ratio to exceed 3.0 to 1.0.

         SECTION 1.05. AMENDMENT OF SCHEDULE 1.01(a). Schedule 1.01(a) to the Existing Credit Agreement is hereby amended and restated to read as set forth in the Schedule 1.01(a) attached to this Second Amendment.

         SECTION 1.06 NO OTHER AMENDMENTS OR WAIVERS. The amendments to the Existing Credit Agreement set forth in Sections 1.01 through 1.05 inclusive above do not either implicitly or explicitly alter, waive or amend the provisions of the Existing Credit Agreement, except as expressly provided in this Second Amendment. The amendments set forth in Sections 1.01 through 1.05 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Credit Agreement with respect to any such violation. Nothing in this Second Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders' or the Agent's exercise of any of their respective rights and remedies under the Existing Credit Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE II
                  MODIFICATIONS OF REVOLVING CREDIT COMMITMENTS


         SECTION 2.01 TERMINATION OF SHORT TERM REVOLVING CREDIT COMMITMENTS. Effective as of the Second Amendment Effective Date, the Short-Term Revolving Credit Commitments is hereby terminated, in accordance with the provisions of
Section 2.04(a) of the Existing Credit Agreement. All Short-Term Revolving Credit Loans outstanding on the Second Amendment Effective Date shall be due and payable in full on such date.

         SECTION 2.02 MODIFICATION OF THE LONG-TERM REVOLVING CREDIT COMMITMENT. Effective as of the Second Amendment Effective Date, the Long-Term Revolving Credit Commitments are hereby reduced by $25,000,000 in the aggregate, in accordance with the provisions of Section 2.04(a) of the Existing Credit Agreement. The Agent shall promptly notify each Lender of its Ratable Share of such terminated unused portion.


                                   ARTICLE III
                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

         SECTION 3.01 INCORPORATION BY REFERENCE. As an inducement to the Agent and the Lenders to enter into this Second Amendment, the Borrower hereby repeats herein for the benefit of the Agent and the Lenders the representations and warranties made by the Borrower in Article IV of the Existing Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Second Amendment.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         SECTION 4.01 CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this Second Amendment:

                  (i) The Agent shall have received, on or before the Second Amendment Effective Date, the following items, each, unless otherwise indicated, dated on or before the Second Amendment Effective Date and in form and substance satisfactory to the Agent and its special counsel, Tucker Arensberg, P.C.:

                           (A) A duly executed counterpart original of this
Second Amendment;

                           (B) A certified copy of the corporate action of the
Borrower authorizing the execution and delivery of and the performance under this Second Amendment;

                           (C) A certificate of the secretary or assistant
secretary of the Borrower certifying the names of the Persons authorized to sign this Second Amendment and all other documents, instruments and certificates delivered hereunder, together with the true signatures of such Persons;

                           (D) Payment of all accrued and unpaid Short-Term
Commitment Fees;

                           (E) Payment in full of all outstanding Short-Term
Revolving Credit Loans and all accrued and unpaid interest thereon; and

                           (F) Such other instruments, documents and opinions of
counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

                  (ii) The following statements shall be true and correct on the Second Amendment Effective Date and the Agent shall have received a certificate signed by an Authorized Officer of the Borrower, dated the Second Amendment Effective Date, stating that:

                           (A) the representations and warranties made pursuant
to Section 3.01 of this Second Amendment and in the other Loan Documents, as amended hereby, are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date;

                           (B) no petition by or against the Borrower has at any
time been filed under the United States Bankruptcy Code or under any similar act;

                           (C) the Borrower has been since the Closing Date and
remains in good standing with the Secretary of State of Ohio;

                           (D) no Event of Default or event which, with the
giving of notice or passage of time or both, would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Second Amendment;

                           (E) no material adverse change in the properties,
business, operations, financial condition or prospects of the Borrower has occurred which has not been disclosed to the Agent; and

                           (F) the Borrower has in all material respects
performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Credit Agreement and the other Loan Documents.


                                    ARTICLE V
                               GENERAL PROVISIONS

         SECTION 5.01 RATIFICATION OF TERMS. Except as expressly amended by this Second Amendment, the Existing Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The

Borrower hereby confirms that any collateral for the Loans, including but not limited to encumbrances, Liens, security interests, mortgages and pledges granted by the Borrower or third parties, shall continue unimpaired and in full force and effect. THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISION CONTAINED IN THE EXISTING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 5.02 REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Second Amendment in connection with the Existing Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Credit Agreement without making specific reference to this Second Amendment, but nevertheless all such references shall include this Second Amendment unless the context requires otherwise. From and after the Second Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Credit Agreement as amended hereby.

         SECTION 5.03 INCORPORATION INTO EXISTING CREDIT AGREEMENT. This Second Amendment is deemed incorporated into the Existing Credit Agreement. To the extent that any term or provision of this Second Amendment is or may be deemed expressly inconsistent with any term or provision of the Existing Credit Agreement, the terms and provisions hereof shall control.

         SECTION 5.04 COUNTERPARTS. This Second Amendment may be executed in different counterparts, each of which when executed by the Borrower and the Agent and the Lenders shall be regarded as an original, and all such counterparts shall constitute one Second Amendment.

         SECTION 5.05 CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Credit Agreement, as amended hereby.

         SECTION 5.06 TAXES. The Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Second Amendment and such other documents and instruments as are delivered in connection herewith and agrees to save the Agent, the Co-Agents, the Lenders, and the L/C Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 5.07 COSTS AND EXPENSES. The Borrower will pay all costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Second Amendment and the other documents, instruments and certificates delivered in connection herewith.

         SECTION 5.08 GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN

ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

         SECTION 5.09 HEADINGS. The headings of the sections in this Second Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this Second Amendment to Revolving Credit Letter of Credit Issuance Agreement to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

Attest/Witness:                         RTI INTERNATIONAL METALS, INC., an Ohio
corporation

By:                                     By:                               (SEAL)
   ----------------------------------      -------------------------------
Name:                                   Name:
     --------------------------------
Title:                                  Title:
      -------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION, in its
                                        capacities as Agent and L/C Issuer and
                                        as a Lender


                                        By:                               (SEAL)
                                            ------------------------------
                                        Name:
                                        Title:

                                        MELLON BANK, N.A., in its capacity as
                                        Co-Agent and as a Lender


                                        By:                               (SEAL)
                                            ------------------------------
                                        Name:
                                        Title:

                                        BANK ONE, NATIONAL ASSOCIATION, in its
                                        capacity as Co-Agent and as a Lender


                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                          [CONTINUATION OF SIGNATURES]

                                        FIFTH THIRD BANK OF NORTHEASTERN OHIO

                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:

                                        ABN AMRO BANK N.V.


                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:

                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF NOVA SCOTIA

                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF NEW YORK


                                        By:                               (SEAL)
                                           -------------------------------
                                        Name:
                                        Title:









draft date 4/19/00

                                Schedule 1.01(a)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES


                                                       Amount of
                                                       Revolving
Lender                                            Credit Commitment
------                                            -----------------
Name: PNC Bank, National                    Long-Term Commitment                         $23,333,333.34
      Association                           Ratable Share:  23.3333%

Notice Address:

Multi-Bank Loan Administration
One PNC Plaza, 22nd Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Attention: David B. Gookin
Telephone: 412-762-4815
Telecopier: 412-305-3232


Name: Bank One, National                    Long Term Commitment                         $18,333,333.33
      Association                           Ratable Share:  18.3333%

Notice Address:

600 Superior Avenue
4th Floor
Cleveland, OH 44114

Attention: Babette Casey Coerdt
Telephone: 216-781-2226
Telecopier: 216-348-6642


Name: Mellon Bank, N.A.                     Long-Term Commitment                         $18,333,333.33
                                            Ratable Share:  18.3333%
 Notice Address:

One Mellon Bank Center, 151 4401
Pittsburgh, PA 15258

Attention: Peter K. Lee
Telephone: 412-234-1913
Telecopier:     412-234-8888


Name: ABN AMRO Bank N.V.                         Long-Term Commitment                         $10,000,000.00
                                                 Ratable Share:  10%
Notice Address:

Suite 625
135 South LaSalle Street
Chicago IL 60603

Attention: Art Traver
Telephone: 312-90406083
Telecopier: 312-606-6425


Name: The Bank of Nova Scotia                    Long-Term Commitment                         $10,000,000.00
                                                 Ratable Share:  10%
Notice Address:

Suite 2700
600 Peachtree Street
Atlanta, GA 30308

Attention: Vickie Gibson
Telephone: 404-877-1557
Telecopier: 404-888-8998


Name: The Bank of New York                       Long-Term Commitment                         $10,000,000.00
                                                 Ratable Share:  10%
Notice Address:

One Wall Street, 22nd Floor
New York, NY 10286

Attention: Walter Parelli
Telephone: 212-635-6820
Telecopier: 212-635-6434




Name:      Fifth Third Bank                      Long-Term Commitment                         $10,000,000.--
           of Northeastern Ohio                  Ratable Share:  10%

Notice Address:

1404 East 9th Street
Cleveland, OH 44114

Attention: Patrick J. Byrne
Telephone: 216-274-5416
Telecopier: 216-274-5510






















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